                                                                      EXHIBIT 11

                     THE MAXIM GROUP, INC. AND SUBSIDIARIES


                COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS

                     PER COMMON AND COMMON EQUIVALENT SHARE



                  (In Thousands, Except Per Share Information)



                                                                                         Three Months Ended
                                                                                  ---------------------------------
                                                                                    October 31,      October 31,
                                                                                       1997              1996
                                                                                  ---------------  ----------------
Primary:

    Net earnings (loss) applicable to common and common
       equivalent shares                                                             $  4,397          $ (1,112)
                                                                                     ========          ========

    Shares:
       Weighted average number of common shares
         outstanding                                                                   16,164            13,426
       Shares issuable from assumed exercise of options                                   758                --
                                                                                     --------          --------
       Weighted average number of common shares and
         common share equivalents assuming average market
         price for period                                                              16,922            13,426
                                                                                     ========          ========

       Primary earnings (loss) per common and common
         equivalent share                                                            $    .26          $  (0.08)
                                                                                     ========          ========

Fully diluted:
    Net earnings (loss) applicable to common and common
      equivalent shares                                                              $  4,397          $ (1,112)
                                                                                     ========          ========

    Shares:
      Weighted average number of common shares
         outstanding                                                                   16,164           13,426
      Shares issuable from assumed exercise of options                                    758               --
                                                                                     --------          -------
      Weighted average number of common shares and
         common share equivalents at higher of ending or
         average market price for period                                               16,922           13,426
                                                                                     ========          =======

      Fully diluted earnings per common and common
         equivalent share                                                            $    .26          $ (0.08)
                                                                                     ========          =======


                  Common equivalent shares represent stock options granted to key employees and directors

                                                                      EXHIBIT 11








                     THE MAXIM GROUP, INC. AND SUBSIDIARIES


                COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS

                     PER COMMON AND COMMON EQUIVALENT SHARE



                  (In Thousands, Except Per Share Information)



                                                                                         Nine Months Ended
                                                                                  -------------------------------
                                                                                    October 31,      October 31,
                                                                                       1997              1996
                                                                                  ---------------- --------------

Primary:
    Net earnings applicable to common and common
       equivalent shares                                                             $  12,233        $     48
                                                                                     =========        ========
    Shares:
        Weighted average number of common shares
           outstanding                                                                  16,189          13,364
        Shares issuable from assumed exercise of options                                   534             426
                                                                                     ---------        --------
        Weighted average number of common shares and
           common share equivalents assuming average market
           price for period                                                             16,723          13,791
                                                                                     =========        ========

        Primary earnings per common and common equivalent
           share                                                                     $     .73         $  0.00
                                                                                     =========         =======

    Fully diluted:
        Net earnings applicable to common and common
           equivalent shares                                                         $  12,233        $     48
                                                                                     =========        ========

        Shares:
           Weighted average number of common shares
            outstanding                                                                 16,189          13,364
           Shares issuable from assumed exercise of options                                646             426
                                                                                     ---------        --------

           Weighted average number of common shares and
            common share equivalents at higher of ending or
            average market price for period                                             16,835          13,791
                                                                                     =========        ========
           Fully diluted earnings per common and common
            equivalent share                                                         $     .73            0.00
                                                                                     =========        ========


           Common equivalent shares represent stock options granted to key employees and directors